For period ended 06/30/2007
Registrant Name: American Beacon Master Trust
File Number: 811-9098


EXHIBIT 99.906CERT


Douglas G. Herring and Rebecca L. Harris, respectively, the President and Treasurer of the American Beacon Master Trust (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended June 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Douglas G. Herring                    /s/ Rebecca L. Harris
----------------------                    ---------------------
Douglas G. Herring                        Rebecca L. Harris
President                                 Treasurer
American Beacon Master Trust              American Beacon Master Trust

Date: September 7, 2007


A signed original of this written statement required by Section 906 has been provided to American Beacon Master Trust and will be retained by American Beacon Master Trust and furnished to the Securities and Exchange
Commission or its staff upon request.